CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO OFFICE LEASE
THIS FIRST AMENDMENT TO OFFICE LEASE (this "Amendment") is made and entered into as of the 25th day of March, 2019 (the "Effective Date"), by and between COP-Spectrum Center, LLC ("Landlord"), as landlord, and Elevate Credit, Inc., a Delaware corporation ("Tenant"), as tenant.

W I T N E S S E T H:

A.     Landlord and Tenant executed that certain Office Lease, dated as of January 24, 2018 (the "Lease"), covering approximately 52,588 rentable square feet (the "Existing Premises") in an office building located at 5080 Spectrum Drive, Addison, Texas, known as "Spectrum Center".

B.    Landlord and Tenant now desire to amend the Lease to expand the Existing Premises by an additional 6,772 rentable square feet of space situated on the 3rd floor of the Building.

C.    Terms defined in the Lease, when used herein, shall have the same meanings as are ascribed to them in the Lease, except as otherwise defined herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the respective parties hereto, Landlord and Tenant do hereby agree as follows:

1.
3rd Floor Expansion Premises. Landlord and Tenant hereby agree that Tenant shall lease approximately 6,772 rentable square feet of space situated in Suite 300E on the 3rd Floor of the Building (the "3rd Floor Expansion Premises"), effective as of the 3rd Floor Expansion Premises Commencement Date (as hereinafter defined). The 3rd Floor Expansion Premises shall be and become a part of the Existing Premises for all purposes under the Lease, and the 3rd Floor Expansion Premises shall be as described on Exhibit B attached hereto and made a part hereof for all purposes, which Exhibit B attached hereto shall be deemed inserted into the Lease as part of Exhibit B currently attached to the Lease. From and after the 3rd Floor Expansion Premises Commencement Date, the Premises shall consist of the Existing Premises and the 3rd Floor Expansion Premises, and the Premises Rentable Area shall be deemed to consist of approximately 59,360 square feet after the expansion to include the 3rd Floor Expansion Premises.

2.
Tenant's Share. Effective as of the 3rd Floor Expansion Premises Commencement Date, Section 8(i) of the Basic Lease Information (the "BLI") shall be hereby supplemented to provide that Tenant's Share with respect to the 3rd Floor Expansion Premises shall be 1.10%, and Tenant's Share for the entire Premises shall be 9.67%.

3.
Lease Term. Landlord and Tenant hereby agree that Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the 3rd Floor Expansion Premises, commencing on June 1, 2019 (such date herein referred to as the "3rd Floor Expansion Premises Commencement Date") and ending on June 30, 2026, unless otherwise terminated earlier pursuant to the terms of the Lease.

4.
Basic Rent. Commencing on the 3rd Floor Expansion Premises Commencement Date and ending on June 30, 2026, Landlord and Tenant hereby agree that Section 5 of the BLI shall be supplemented to provide that the Basic Rent payable with respect the 3rd Floor Expansion Premises shall be as follows:

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Rental Period	Annual Rate per Square Foot of Premises Rentable Area*	Basic Monthly Rent*

6/1/2019 - 10/31/2019	$[***]*	$[***]*
11/1/2019 - 4/30/2020	$[***]**	$[***]**
5/1/2020 - 5/31/2020	$[***]	$[***]
6/1/2020 - 5/31/2021	$[***]	$[***]
6/1/2021 - 5/31/2022	$[***]	$[***]
6/1/2022 - 5/31/2023	$[***]	$[***]
6/1/2023 - 5/31/2024	$[***]	$[***]
6/1/2024 - 5/31/2025	$[***]	$[***]
6/1/2025 - 6/30/2026	$[***]	$[***]

* Notwithstanding anything to the contrary, Tenant shall only be obligated to pay Tenant’s Share of Electrical Expenses with respect to the 3rd Floor Expansion Premises from the 3rd Floor Expansion Premises Commencement Date until the expiration of the fifth (5th) month following the 3rd Floor Expansion Premises Commencement Date. Commencing on the first (1st) day of the sixth (6th) month following the 3rd Floor Expansion Premises Commencement Date, Tenant shall be obligated to pay, in addition to Basic Rent for the 3rd Floor Expansion Premises, Additional Rent (including Tenant's Share of Operating Expenses and Tenant's Share of Electrical Expenses) and all other sums due and payable by Tenant under the Lease, subject to the terms and conditions as described below.

** Tenant shall not be obligated to pay any Basic Rent or Additional Rent with respect to 1,772 rentable square feet of the 3rd Floor Expansion Premises during the period from the 3rd Floor Expansion Premises Commencement Date until the expiration of the twelfth (12th) month following the 3rd Floor Expansion Premises Commencement Date. Commencing on the first (1st) day of the thirteenth (13th) month following the 3rd Floor Expansion Premises Commencement Date, Tenant shall be obligated to pay Basic Rent, Additional Rent and all other sums due and payable by Tenant under the Lease for the entire 3rd Floor Expansion Premises.

5.	Additional Rent. Commencing on the Effective Date, Landlord and Tenant hereby agree that Section 6 of the BLI shall be supplemented to read as follows:

"Estimated Additional Rent per Square Foot of the Premises Rentable Area for 2019 Calendar Year: $[***]/RSF plus Electrical Expenses: $1.39/RSF"

6.
Cap on Operating Expenses. Landlord and Tenant hereby agree that certain Operating Expenses for the 3rd Floor Expansion Premises shall be capped at six percent (6%) per year on a cumulative basis, compounded annually, pursuant to the terms of Rider 1 attached to this Amendment.

7.
Security Deposit. The current amount of the "Security Deposit" under the Lease is $[***]. Commencing on the Effective Date, Landlord and Tenant hereby agree that the Security Deposit referenced in Section 13 of the BLI shall be increased to be $[***]. The additional Security Deposit for the 3rd Floor Expansion Premises in the amount of $[***] is due and payable by Tenant to Landlord concurrently with the execution of this Amendment.

8.	Notwithstanding anything to the contrary provided herein, Article 3, Security Deposit, of the Lease shall be amended to read as follows:

“If a Security Deposit is specified in the Basic Lease Information, Tenant will pay Landlord on the Date of Lease such Security Deposit as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. If a default by Tenant shall occur under this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or

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any other sum in default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises. If Landlord shall use, apply or retain all or any part of the Security Deposit as provided for above, Tenant shall restore the Security Deposit to the amount set forth in the Basic Lease Information within thirty (30) days after receipt of written notice from Landlord. If Tenant performs every material provision of this Lease to be performed by it, including an end of Term walk through with the Landlord, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date. Notwithstanding anything to the contrary contained herein, provided no default by Tenant under this Lease then-exists as of the expiration of the sixty-ninth (69th) month of the Term, the uncured monetary amount of the Security Deposit shall be reduced by $[***], such that the total amount of the Security Deposit shall thereafter be $[***]. Likewise, upon the expiration of the eighty-first (81st) month of the Term, provided no default by Tenant under this Lease then-exists, the then outstanding amount of the Security Deposit shall be further reduced by $[***], such that the total amount of the Security Deposit shall thereafter be $[***].”

9.
Parking. Pursuant to Section 16 of the BLI and Exhibit F attached to the Lease, effective as of the 3rd Floor Expansion Premises Commencement Date, Landlord shall provide Tenant with four (4) parking spaces for every 1,000 rentable square feet of the 3rd Floor Expansion Premises, for a total of twenty-eight (28) additional parking spaces for the 3rd Floor Expansion Premises. Pursuant to the Lease, Tenant shall pay Landlord the Parking Rent at a rate of $0.00 per month, plus applicable taxes, for any unreserved garage parking space and $75.00 per month plus taxes for each reserved parking space, otherwise subject to the terms of the Lease. Tenant may designate three (3) of these additional parking spaces to be a reserved parking space. Subject to availability, Tenant shall have access to an additional 1.25/1000 spaces on a month-to-month basis, for a total of 5.25 per 1,000 rentable square feet.

10.
Tenant's Improvements. Landlord shall, at Landlord’s cost and expense (except as provided below), remodel and perform refurbishments (the “Space Work”) in the 3rd Floor Expansion Premises on a “turn-key” basis in accordance with the terms of Exhibit C attached hereto and made a part hereof for all purposes. Landlord will provide an allowance of $45.00 per square foot of 3rd Floor Expansion Premises for the performance of Tenant's Improvements (as defined in Exhibit C). In the event Tenant utilizes less than the Finish Allowance, Tenant shall be entitled to utilize up to $7.00/RSF towards hard and soft costs, including architecture, design, construction, engineering and professional fees, moving expenses, and voice and data cabling. Tenant shall have the right to use any remaining unused Finish Allowance up to $3.00/RSF as a rental credit. Any unused portion of the Finish Allowance must be utilized within the first twelve (12) months of the Lease. Except as set forth in this Section 8 and in Exhibit C attached hereto, Landlord shall have no obligation to construct or pay for any improvements to the 3rd Floor Expansion Premises.

11.
Early Access. Tenant shall have the right to enter upon the 3rd Floor Expansion Premises ten (10) days prior to the date Landlord delivers the 3rd Floor Expansion Premises to Tenant for the installation of Tenant's furniture, fixtures and equipment, provided that such early entry shall be subject to all of the terms and conditions of the Lease other than the obligation to pay Rent with respect to the 3rd Floor Expansion Premises.

12.
Right of First Refusal. Subject to existing rights, Landlord and Tenant hereby agree that Tenant shall have an ongoing right of first refusal with respect to certain space in the Building, as set forth in Rider 2 attached to this Amendment.

13.
Renewal Option. Landlord and Tenant hereby agree that Tenant shall continue to have the right to renew or extend the Term of the Lease for two (2) additional periods of five (5) years each with no less than nine (9) months prior written notice to Landlord pursuant to, and in accordance with, the terms of Rider 2 attached to the Lease.

14.
Signage. Landlord agrees, at its cost, to install Building Standard suite entry signage for the 3rd Floor Expansion Premises and to update the building directory to reflect Tenant’s expansion into the 3rd Floor Expansion Premises.

15.
Termination Option. Landlord and Tenant hereby agree that Tenant shall continue to have the right to terminate the Lease pursuant to, and in accordance with, the terms of Rider 4 attached to the Lease.

16.
Ratification of Lease Agreement. Tenant hereby represents and certifies to Landlord that, to the best of Tenant’s current, actual knowledge, all obligations and conditions under the Lease have been performed to date by Landlord or Tenant, as applicable, and have been satisfied free of defenses and setoffs, including construction work in the Existing Premises. All other terms and conditions of the Lease are hereby ratified and confirmed to the extent not inconsistent with the terms set forth in this Amendment, and such terms and conditions shall be and remain in full force and effect.

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17.
Counterparts. This Amendment may be executed in any number of counterparts, any one of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

18.	Successors and Assigns. This Amendment shall be binding upon, and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

19.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

[SIGNATURE PAGE TO FOLLOW]

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

EXECUTED as of the date first written herein above.

LANDLORD:

COP-Spectrum Center, LLC

By: Granite Properties, Inc., its Manager

By:     /s/ Robert Jimenez

Name: Robert Jimenez

Title: Director of Leasing - Dallas

TENANT:

Elevate Credit, Inc.,
a Delaware corporation

By:    /s/ Kenneth E. Rees

Name:     Kenneth E. Rees

Title:     CEO

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EXHIBIT B

3RD FLOOR EXPANSION PREMISES FLOOR PLAN

MEN'S RESTROOM
ELEC.
STAIR #8
WOMEN'S

PROSPECT
6,772 RSF

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EXHIBIT C

WORK LETTER

1.    Plans.

1.1
Approved Plans. Landlord and Tenant have agreed to the Space Plan per Interprise drawing #SPECTRUM_3E-010819, dated January 8, 2019, attached hereto as Schedule C-1 and made a part hereof by this reference. Such drawings and specifications are herein called the "Construction Plans" and all improvements required by the Construction Plans are herein called "Tenant's Improvements" utilizing building standard materials and installation methods as reasonably determined by Landlord. Landlord, at Landlord’s expense, shall provide, one (1) test and revision for Tenant.

1.2
Changes to Approved Plans. If any redrawing or re-drafting of the Construction Plans is necessitated by Tenant's requested changes (all of which shall be subject to Landlord's approval, which shall be unreasonably withheld), the expense of any such re-drawing or redrafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or redrafting will be paid by Tenant as additional rent under this Lease; provided, however, Landlord, at Landlord’s expense, shall provide, one (1) test and revision for Tenant.

1.3
Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

2.    Construction and Costs of Tenant's Improvements. Landlord agrees to construct Tenant's Improvements at Landlord's cost and expense substantially in accordance with the Construction Plans. Tenant shall bear the cost of any work and improvements required by any changes approved pursuant to Section 1.2 above or any non-standard items. Tenant shall be responsible for the installation and all cost associated with Tenant’s telecommunication equipment.

3.    Delays. Delays in the completion of construction of Tenant's Improvements or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant, Tenant's Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant's Contractors shall constitute "Tenant Delays". In the event that Tenant's Improvements are not Substantially Complete by the Commencement Date referenced in Section 9 of the Basic Office Lease Information, then the Commencement Date referenced in Section 9 of the Basic Office Lease Information shall be amended to be the Adjusted Substantial Completion Date (hereinafter defined) and the Expiration Date referenced in Section 10 of the Basic Office Lease Information shall be adjusted forward by the same number of days as is the Commencement Date, so that the term of the Lease will be the term set forth in Section 8 of the Basic Office Lease Information. The Adjusted Substantial Completion Date shall be the date Tenant's Improvements are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delays, if any. The foregoing adjustments in the Commencement Date and the Expiration Date shall be Tenant's sole and exclusive remedy in the event Tenant's Improvements are not Substantially Complete by the initial Commencement Date set forth in Section 9 of the Basic Office Lease Information.

4.    Substantial Completion and Punch List. The terms "Substantial Completion" and "Substantially Complete" as applicable, shall mean when Tenant's Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Premises for the Permitted Use (as described in Section 11 of the Basic Office Lease Information). When Landlord considers Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work repairs and minor completion items as are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon.

5.    Tenant's Contractors. If Tenant should desire to enter the Premises or authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such

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entry if:

(a)
Landlord shall obtain at least three (3) competitive bids for the performance of Tenant's Improvements. Tenant may submit for Landlord’s consideration one (1) proposed contractor to be included among the contractors invited to submit bids, provided such contractor proposed by Tenant complies with Landlord’s insurance requirements. Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

(b)
Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, "Tenant's Contractors"), shall work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

(c)
Tenant, Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under Worker's Compensation, and Commercial General Liability Insurance of $[***]per occurrence for Tenant’s Contractors which are involved in the actual construction of improvements or the installation of fixtures within the Premises or Worker's Compensation and Commercial General Liability Insurance of $[***] per occurrence for Tenant’s Contractors which are involved in the installation of furnishings and equipment, including, without limitation, cabling, carpeting, and window treatments, in the Premises, together with such property insurance as Landlord may reasonably request for its protection. General Liability Insurance shall include coverage for ongoing and completed construction. Tenant’s Contractors will name Landlord, Landlord's partners, the wholly-owned affiliates of Landlord's partners, and Property Manager as additional insureds on commercial general liability and property insurance policies. All liability policies will be primary and non-contributory and contain waivers of subrogation in favor of Landlord. Workers Compensation policy shall contain a waiver of subrogation in favor of Landlord.

Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Commencement Date and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Landlord is not responsible for the function and maintenance of Tenant's Improvements which are different than Landlord's standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant's Contractors pursuant to this Section 5 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

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6.    Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD'S REPRESENTATIVE:

NAME        Jim Barron
ADDRESS    5601 Granite Parkway, Suite 1200
Plano, Texas 75024
PHONE         972-731-2300
FAX         972-731-2336

TENANT'S REPRESENTATIVE:

NAME
PHONE
FAX

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SCHEDULE C-1

CONSTRUCTION PLANS

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

RIDER 1

CAP ON OPERATING EXPENSES

For the purpose of determining Additional Rent, Operating Expenses (exclusive of the Non-Capped Operating Expenses, as hereinafter defined) for any calendar year shall not be increased over the amount of Operating Expenses (exclusive of Non-Capped Operating Expenses) during the calendar year in which the 3rd Floor Expansion Premises Commencement Date occurs by more than six percent (6%) per year on a cumulative basis, compounded annually. It is understood and agreed that there shall be no cap on Non-Capped Operating Expenses, which are hereby defined to mean all Utility Expenses, Real Estate Taxes and Insurance Premiums.

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RIDER 2

TENANT'S ON-GOING RIGHT OF FIRST REFUSAL

A.
Prior to leasing any of the area described on Schedule A attached to this Rider ("Right of First Refusal Space" or "Refusal Space"), Landlord shall deliver to Tenant a written statement ("Statement") which shall reflect Landlord's and the prospective tenant's agreement with respect to square footage, rent, term, finish allowances, tenant inducements, parking and the description of the applicable Right of First Refusal Space. Tenant shall have seven (7) business days after receipt of the Statement within which to notify Landlord in writing that it desires to lease the applicable Right of First Refusal Space upon the terms and conditions contained in the Statement. Failure by Tenant to notify Landlord within such seven (7) business day period shall be deemed an election by Tenant not to lease the applicable Right of First Refusal Space and Landlord shall have the right to lease such space to the proposed tenant upon substantially the same terms and conditions contained in the Statement. Should Tenant not elect to lease the applicable Right of First Refusal Space and Landlord fails to lease the applicable Right of First Refusal Space to the prospective tenant upon the terms and conditions contained in the Statement, the right of first refusal shall revert to Tenant and Tenant's rights under this Rider 2 shall remain in effect.

B.
Tenant's rights are conditioned upon Tenant not being in default under this Lease beyond the expiration of any applicable notice and cure period and subject to any rights or options that may exist in favor of other tenants. Any subletting or assignment of one half (1/2) or more of the Premises Rentable Area, other than to an affiliate of Tenant, shall terminate Tenant's rights contained herein.

C.
If Tenant exercises Tenant's option to lease the Right of First Refusal Space, Tenant and Landlord will enter into a mutually acceptable amendment to this Lease upon the business terms and conditions contained in the Statement (except as otherwise provided above). If Tenant elects not to exercise such option or the time for exercising such option expires, Tenant's rights under this Rider shall be null and void and of no further force or effect.

D.
Notwithstanding any provision or inference in this Rider to the contrary, the Right of First Refusal shall expire and be of no further force or effect on the earlier of (i) the expiration or earlier termination of the initial term of this Lease, or (ii) an uncured monetary default by Tenant under this Lease.

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SCHEDULE A
RIGHT OF FIRST REFUSAL SPACE

BELT LINE RD
SUITE 300E
PMI
7,148 RSF
DALLAS NORTH TOLLWAY
SUITE 350E
AVAILABLE
16,397 RSF
ATRIUM
JANITOR'S CLOSET
SPECTRUM DR.
3RD FLOOR
EAST

Granite

CONFIRMED LEASE PLAN	
DATE: 06-14-18	DRAWN BY: SMH

SPECTRUM CENTER

EAST TOWER	
RSF: AS NOTED	PROJ.NO: 35710

INTERPRISE

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.